Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference of the statements of reserves and references to us appearing in the Annual Report on Form 10-K of Infinity, Inc. for the year ended December 31, 2003 in the Registration Statement on Form S-3 dated February 10, 2005.

NETHERLAND, SEWELL & ASSOCIATES, INC.

Date: February 10, 2005	By:	/s/ Frederic D. Sewell
Frederic D. Sewell
Chairman and Chief Executive Officer Dallas, Texas